Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NOBLE ENERGY MIDSTREAM LP

This CERTIFICATE OF LIMITED PARTNERSHIP (the “Certificate”), dated December 23, 2014, has been duly executed and is filed pursuant to the Delaware Revised Uniform Limited Partnership Act (as many be amended or supplemented from time to time, the “Act”), to form a limited partnership (the “Partnership”) under the Act.

1.	Name. The name of the Partnership is “Noble Energy Midstream LP”.

2.	Registered Office; Registered Agent. The address of the Partnership required to be maintained by the Act is 1209 Orange Street, Wilmington, Delaware, 19801. The name and address of the registered agent for service of process of the Partnership required to be maintained by the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

3.	General Partner: The name and business address of the sole general partner of the Partnership is:

NOBLE ENERGY MIDSTREAM GP LLC

1001 Noble Energy Way

Houston, Texas 77070

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

NOBLE ENERGY MIDSTREAM GP LLC

By:	/s/ Kirk A. Moore
Kirk A. Moore